FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment is made as of July 1, 1999, by and between Olympic Cascade Financial Corporation, a Delaware corporation (the "Company") and Robert
H. Daskal, an individual ("Executive").

         A. The Company and Executive are parties to an Employment Agreement dated as of January 1, 1997 (the "Agreement"), pursuant to which the Company employs Executive as its Senior Vice President and Chief Financial Officer, based in the Company's executive offices in Chicago, Illinois; and

         B. The Company and Executive desire to amend certain provisions of the Agreement, as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth below, the parties agree as follows:

1. TERM OF AGREEMENT. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the ----------------- following:

         "The term of this Agreement shall be for a period of three (3) years commencing on July 1, 1999, unless terminated earlier pursuant to
         Section 7 below."

2. BASE SALARY. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "For all services rendered by Executive under this Agreement, and commencing July 1, 1999, the Company shall pay to Executive a base salary ("Base Salary") of $240,000 per annum. The Base Salary is subject to increases from time to time at the discretion of the Board of Directors of the Company."

3. CONFLICTING ACTIVITIES. Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "4.3 CONFLICTING ACTIVITIES. For the term of this Agreement or until Executive's employment hereunder terminates, whichever occurs first, Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. If Executive becomes aware of a business opportunity during the performance of his Company duties, through the use of the Company's property or information, or under circumstances that would reasonably lead Executive to believe that the business opportunity was intended by the offeror to be offered to the Company, he shall first offer such opportunity to the Company. Should the Chief Executive Officer of the Company, on behalf of the Company, not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed thirty (30) days, Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

4. SEVERANCE. Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following: ---------

         "So long as this Agreement is in effect, and except as would be inconsistent with Section 7, upon termination of Executive's employment, Executive or Executive's designees or heirs shall be entitled to a lump sum payment equal to one year of Executive's Base Salary as then in effect (the "Severance Payment").

5. CHANGE OF CONTROL. Section 7.1 of the Agreement shall be amended by adding a new subsection (e) and a new subsection (f) immediately following Section 7.1(d), as follows:

         "(e) Executive's employment hereunder may be terminated by the Company or by Executive at any time within ninety (90) days after the occurrence of a Change in Control (as defined below). Upon such termination:

(i) the Company shall pay to Executive as a lump-sum payment an amount equal to two (2) years' Base Salary in effect at the time of termination;

(ii) the Company shall provide Executive with a continuation of health insurance coverage, existing office space and existing secretarial and telephone services, in each case for a period of eighteen (18) months after the date of termination; and

(iii)all stock options issued by the Company to Executive shall immediately vest and become exercisable for a period of at least two (2) years after the date of termination, notwithstanding any provision to the contrary in the Company's stock option plan or in any stock option agreement between the Company and Executive.

     For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                           (x) the  acquisition  by any  individual,  entity  or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, a "person") of Beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the then outstanding shares of common stock of the Company or National Securities Corporation (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change of
                  Control: (i) any acquisition by an Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or National Securities Corporation or any corporation controlled by the Company or National Securities Corporation;

                    (y) the sale or liquidation of all or substantially all of the assets of the

                  Company or National Securities Corporation; or

                    (z) any transaction or series of transactions which result in Steven A. Rothstein directly or indirectly owning less than ten percent (10%) of the Outstanding Common Stock.

          (f) Notwithstanding anything contained herein, or in any other agreement between the Company and Executive, or benefit or compensation plan under which the Executive participates, to the contrary, in the event that any amounts due Executive under this
               Section 7.1, or under any other plan or program of the Company or other agreement between the Company and Executive, constitute "parachute payments," within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the amount of such parachute payments, when reduced by the federal excise taxes due and owing on such parachute payments, if any, is less than the amount Executive would receive if he were paid only three (3) times his "base amount," as that term is defined in section 280G of the Code, then, in lieu of all payments hereunder which are parachute payments, Executive shall be paid, in cash, an amount equal to three (3) times his base amount less one dollar ($1.00). The determinations to be made with respect to this Section 7.1(f) shall be made by an independent auditor jointly selected by the parties."

6. NONCOMPETE. Section 8 of the Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:

         "Executive covenants and agrees that during the terms of his employment hereunder and for a period of one (1) year thereafter (the "Noncompetition Period"), Executive shall not, directly or indirectly recruit, solicit or otherwise induce any customer, officer or employee of the Company or its affiliates, or any independent contractor associated with the Company or its affiliates, to discontinue such relationship with the Company or its affiliates."

7. GOVERNING LAW. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "This Agreement is made under and shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles. The Company and Executive hereby consent and agree to be subject to the jurisdiction of the federal and state courts of the State of Illinois sitting in Chicago, Illinois, in any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby."

8. AFFECT ON AGREEMENT. Except as set forth in this Amendment, the Agreement and each of the parties' respective obligations thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10. GOVERNING LAW. This Amendment is made under and shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OLYMPIC CASCADE FINANCIAL CORPORATION

By:________________________________
Its:________________________________

EXECUTIVE

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Robert H. Daskal